Exhibit 99.1

NeuroMetrix Reports Q2 2013 Results

Focused on Building Broad Distribution Channel for SENSUS™

WALTHAM, Mass., July 25, 2013 (BUSINESS WIRE) -- NeuroMetrix, Inc. (the “Company”) (Nasdaq: NURO), a medical device company focused on the treatment of the neurological complications of diabetes, today reported business and financial highlights for the second quarter ended June 30, 2013.

The Company is in the process of building a broad national distributional channel for its SENSUS Pain Management System, which is a novel transcutaneous electrical nerve stimulator intended for treating chronic pain. SENSUS is a convenient and wearable non-invasive device that offers physicians and their patients a non-narcotic pain relief option as a complement to medications. The device is lightweight and can be worn during the day while remaining active, or at night while sleeping. The Company believes it is the only transcutaneous electrical nerve stimulator designed specifically for people with diabetes that suffer from chronic pain. The most common cause of such pain is painful diabetic neuropathy (PDN), which affects up to 5 million people in the U.S. alone. The Company’s business strategy is to develop widespread distribution in the United States through multiple sales channels while expanding the market through complementary clinical indications.

Highlights for the second quarter include:

•	SENSUS is currently carried by about 15 regional durable medical equipment suppliers. The Company shipped approximately 210 devices during the second quarter and approximately 350 devices year-to-date.
•	Pilot programs to evaluate market interest are scheduled or under discussion with several large national distribution partners. The Company expects pilot programs to start in the third quarter of 2013.
•	SENSUS became the first transcutaneous electrical nerve stimulator to receive 510(k) clearance from the U.S. Food and Drug Administration (FDA) for use during sleep. This expanded regulatory indication allows SENSUS to be marketed for overnight use.
•	A $5 million equity offering was completed to secure additional resources for SENSUS commercialization, further product development and for working capital purposes.

“We are building a broad commercial foundation for SENSUS based on national distribution and widespread product awareness,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “This is a deliberate process that will take time and require patience. We are encouraged by our early success, as we have received interest from important potential distribution partners and are working with them to develop and launch pilot partnerships during the second half of the year. These pilot programs will take time; however, adoption by one or more of these national partners has the potential to rapidly expand SENSUS awareness and sales. To support this effort, we have shifted sales and marketing resources to SENSUS that had previously been dedicated to our diagnostic device for diabetic peripheral neuropathy, NC-stat DPNCheck.”

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The Company reported its financial results for the second quarter of 2013. Total revenues were $1.2 million compared with $2.2 million for the second quarter of 2012. Gross profit for the second quarter of 2013 was 56.8 percent of total revenues compared to 55.4 percent of total revenues in the second quarter of 2012. Operating expenses for the second quarter of 2013 were $2.8 million compared to $4.0 million in the second quarter of 2012. The Company recognized other income of $1.2 million in the second quarter of 2013 from the change in value of the warrants issued in the equity offering during the second quarter of 2013. Net loss for the second quarter of 2013 was $1.3 million, or $0.92 per share compared to a net loss of $2.8 million for the second quarter of 2012, or $1.32 per share. NeuroMetrix reported net cash usage of $1.9 million in the second quarter of 2013 and ended the period with cash resources of $9.6 million. Per share amounts have been adjusted for the effects of the February 2013 reverse stock split.

For the six month period ended June 30, 2013, the Company reported revenues of $2.6 million and a net loss of $3.6 million, or $1.97 per share. In the comparable six month period ended June 30, 2012, the Company recorded revenues of $4.3 million and a net loss of $5.5 million, or $3.17 per share.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, July 25, 2013 at 8:00 a.m., Eastern time. To access the call, dial 866-510-0707 (domestic), or 617-597-5376 (international). The confirmation code is 18430936. The call will also be webcast and will be accessible from the Company’s website at http://www.neurometrix.com under the “Investor Relations” tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 19088827.

About NeuroMetrix

NeuroMetrix is a medical device company that develops and markets home use and point-of-care devices for the treatment of diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The company markets the SENSUS™ Pain Management System for treating chronic pain, focusing on physicians managing patients with painful diabetic neuropathy and similar peripheral neuropathies. The company also markets the NC-stat® DPNCheck® device, which is a rapid, accurate, and quantitative point-of-care test for diabetic neuropathy. This product is used to detect diabetic neuropathy at an early stage and to guide treatment. For more information, please visit http://www.neurometrix.com.

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Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of NC-stat DPNCheck and SENSUS, our ability to build a successful business focused on diabetic peripheral neuropathy, our hope of expanding our commercial sales channel of our diabetic neuropathy products and our hope that entering into a SENSUS pilot program with a national distribution partner will rapidly expand SENSUS awareness and sales. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$1,160,472	$2,205,831	$2,561,926	$4,287,373
Cost of revenues	501,161	983,350	1,070,945	2,118,294
Gross profit	659,311	1,222,481	1,490,981	2,169,079
Operating expenses:
Research and development	913,847	1,020,726	1,987,266	1,998,792
Sales and marketing	880,218	1,595,642	1,660,059	3,129,743
General and administrative	992,160	1,382,268	2,225,754	2,573,332
Total operating expenses	2,786,225	3,998,636	5,873,079	7,701,867

Loss from operations	(2,126,914)	(2,776,155)	(4,382,098)	(5,532,788)
Interest income	1,394	4,027	3,163	8,325
Warrants offering costs	(376,306)	—	(376,306)	—
Change in fair value of warrant liability	1,155,996	—	1,155,996	—

Net loss	$(1,345,830)	$(2,272,128)	$(3,599,245)	$(5,524,463)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.92)	$(1.32)	$(1.97)	$(3.17)

Note: per share amounts have been adjusted to reflect the Company’s

1:6 reverse stock-split which occurred on February 15, 2013.

Condensed Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012

Cash and cash equivalents	$9,586,435	$8,699,478
Other current assets	1,628,557	1,873,588
Noncurrent assets	233,664	304,381
Total assets	$11,448,656	$10,877,447

Current liabilities	$2,111,659	$2,005,606
Noncurrent liabilities	2,896,434	71,419
Stockholders’ equity	6,440,563	8,800,422
Total liabilities and stockholders’ equity	$11,448,656	$10,877,447

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